SUB-ITEM 77I

         Massachusetts Investors Growth Stock Fund re-designated class R shares as class R1 shares and established a new class of shares, class R2 shares, as described in the prospectus supplement contained in Post-Effective Amendment No. 76 to the Registration Statement (File Nos. 2-14677 and 811-859), as filed with the Securities and Exchange Commission via EDGAR on October 30, 2003, under Rule 485 under the
         Securities Act of 1933. Such description is incorporated herein by reference.